PRESS RELEASE

Enova Confirms Delivery of 229 Systems in 3rd Quarter

Strengthens Organization and Market Position

TORRANCE, CA, October 23, 2009 – Enova Systems, Inc. (NYSE AMEX: ENA and AIM: ENV and ENVS), a production company in the emerging alternative energy industry and a leading developer of proprietary electric, hybrid and fuel cell digital power management systems confirmed today that it has delivered 229 systems in the 3rd Quarter 2009.

Enova President and CEO Mike Staran commented, “We believe the 3rd quarter execution validates that our position in the market is one of a leader. With our anticipated delivery of additional systems to our core customers and our maturing relationship with Daimler/Freightliner, we believe we should experience further growth for the foreseeable future.”

Enova expects continued growth with its core customers, specifically FAW and Navistar. The company also expects acceleration in its relationship with Freightliner via the Electric Vehicle fleet market segment. The company looks to ramp up capacity and resources with the expected customer demands. Organizationally, the company has begun to strengthen its technical resources and has local resources in China to support its customers.

Additionally, the company has promoted Mr. John Mullins to Chief Operating Officer. Mr. Mullins has been with the company nearly two (2) years and has been instrumental in increasing Enova’s capabilities, product design and process controls, as shown from the recent largest delivery of systems in a single quarter. He has 20 years operations related management experience, 11 based outside the United States. Past roles include COO/VP Operations for American Racing; SBU global General Manager of Ingersoll-Rand’s industrial tool and pump business, based in Shanghai China; General Manager of TRW Automotive’s North American aftermarket business; Operations General Manager- Europe for Lucas Aftermarket, based in Solihull England, and a variety of positions with Kelsey-Hayes Company in engineering and program management, based in Tokyo Japan, and Detroit MI.

About Enova Systems

Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.

ENOVA SYSTEMS, Inc.
1560 West 190th Street
Torrance, CA 90501
310-527-2800
Contact: Jarett Fenton CFO/Investor Relations

Additional Information:
This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “could,” “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2008.